UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Broad Capital Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41212	86-3382967
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6208 Sandpebble Court, Dallas, TX 75254

(Address of principal executive offices, including zip code)

(469) 951-3088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

*Registrant ceased trading on Nasdaq after July 29, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2026, Broad Capital Acquisition Corp., a Delaware corporation (the “Company”), caused to be deposited the amount of $139.38 into the trust account of the Company (the “Trust Account”), which enables the Company to further extend the period of time it has to consummate its initial business combination by one month from January 13, 2026, to February 13, 2026 (the “February Extension”). The February Extension is the first of up to eighteen monthly extensions permitted under the Company’s amended and restated certificate of incorporation, as amended (the “Charter”) following stockholder approval of the Charter Amendment Proposal, as defined below, at the Company’s Special Meeting of Stockholders held on January 9, 2026, discussed in Items 5.03 and 5.07 of this report. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account an amount equal to $0.02 multiplied by the number of shares of the Company’s Common Stock, par value $0.000001 per share (“Public Shares”) that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal for each such one-month extension, in each case to be deposited into the Trust Account prior to the then-current deadline to complete an initial business combination (the “Adjusted Monthly Extension Loan”), unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On January 9, 2025, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “ Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2026. The Company has filed the amendment to the Company’s Charter with the Office of the Secretary of State of Delaware a copy of which is attached as Exhibit 3.1 to this report and is incorporated by reference herein.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023, January 8, 2024 and January 13, 2025, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2026 until July 13, 2027, to extend the Termination Date for an additional eighteen (18) one-month extensions and to update certain defined terms in the Trust Agreement (the “Trust Amendment Proposal”), a copy of which Amendment No. 5 to the Trust Agreement is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders approved the Charter Amendment Proposal to (i) reduce the monthly extension fee to the Adjusted Monthly Extension Loan for each such one-month extension commencing on January 13, 2026, and (ii) extend the Termination Date by up to eighteen (18) one-month extensions to July 13, 2027 (or such earlier date as determined by the Company’s Board of Directors). The final voting results for the Charter Amendment Proposal were as follows:

For	%	Against	%	Abstain
2,990,921	96.727%	3,868	0.125%	0

Also at the Meeting, the Company’s stockholders approved the Trust Amendment Proposal to amend the Company’s Trust Agreement, allowing the Company to extend the business combination period from January 13, 2026 to July 13, 2027, reduce the monthly extension fee and update certain defined terms in the Trust Agreement. The final voting results for the Trust Amendment Proposal were as follows:

For	%	Against	%	Abstain
2,990,921	96.727%	3,868	0.125%	0

Stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As a result, approximately $1,170,652.29 will be removed from the Trust Account to pay such holders.

Following the redemption, the Company’s remaining shares of common stock outstanding were 6,969. The Company must deposit into the Trust Account $139.38 for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Amendment to the Amended and Restated Certificate of Incorporation

10.1	Amendment No. 5 to the Investment Management Trust Agreement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2026

BROAD CAPITAL ACQUISITION CORP

	By:	/s/ Johann Tse
	Name:	Johann Tse
	Title:	Chief Executive Officer